UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017 (December 5, 2017)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Public Health Agency of Canada License Agreement

On December 5, 2017, BioProtection Systems Corporation, or BPS, a wholly owned subsidiary of NewLink Genetics Corporation (together, “we”, “our” or the “Company”) and the Public Health Agency of Canada, or PHAC, amended and restated the License Agreement by and between BPS and PHAC dated May 4, 2010, or the PHAC License Agreement. Under the PHAC License Agreement, certain provisions of our existing agreement with PHAC were amended, among other things, to change the scope of the licenses granted to BPS. Our license from PHAC is now exclusive for the Ebola Zaire field of use and non-exclusive for the Ebola Sudan field of use. PHAC will retain all rights under the licensed intellectual property to all other VHF viruses. Under the PHAC License Agreement, we clarified that PHAC’s consent is not required for any assignment of the PHAC License Agreement in connection with a change of control of NewLink or BPS, unless such change of control is to a defined prohibited entity.

Under the terms of the PHAC License Agreement, our obligation to pay royalties to PHAC will extend on a country-by-country and product-by-product basis for the longer of the life of the licensed patents covering such product in such country and a specified period of time after the first commercial sale in such country, depending on the type of product and whether there is patent coverage at the time of such first commercial sale. Additionally, our royalty obligation is subject to customary reductions after expiration of patent coverage for such product in such country and no royalties will be owed on sales in Africa and GAVI eligible countries.

Unless terminated earlier, the PHAC License Agreement will remain in effect until the earlier of July 28, 2033 and the date upon which the Company, its affiliates and sublicensees cease all development and commercialization with respect to the licensed products.

The foregoing description of the PHAC License Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017, portions of which will be subject to a FOIA Confidential Treatment Request to the U.S. Securities and Exchange Commission pursuant to Rule 24-b under the Securities Exchange Act of 1934, as amended. The omitted material will be included in the request for confidential treatment.

Amendment to Merck Agreement

On December 5, 2017, BPS and Merck Sharp & Dohme Corp, or Merck, entered into an amendment, or the Merck Amendment, to the License and Collaboration Agreement between BPS and Merck dated November 21, 2014, or the Collaboration Agreement. The Merck Amendment modifies certain terms of our existing Collaboration Agreement with Merck to reflect the PHAC License Agreement. Under the terms of the Merck Amendment, the parties modified the scope of Merck’s sublicense with respect to the intellectual property rights granted under the PHAC License Agreement to be non-exclusive with respect to the Ebola Sudan field of use. Additionally, the Amendment adjusts the expiration of Merck’s obligation to pay royalties to BPS based on the royalty term of the PHAC License Agreement.

The foregoing description of the Merck Amendment is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017, portions of which will be subject to a FOIA Confidential Treatment Request to the U.S. Securities and Exchange Commission pursuant to Rule 24-b under the Securities Exchange Act of 1934, as amended. The omitted material will be included in the request for confidential treatment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    December 11, 2017

NewLink Genetics Corporation

By:	/s/ John B. Henneman III
John B. Henneman III
Its:	Chief Financial Officer